Exhibit 99.1

CONTACTS:	Tony Rossi	Charles Mollo
	Financial Relations Board	Mobility Electronics, Inc.
	310-854-8317	480-596-0061, ext. 153
	trossi@financialrelationsboard.com	cmollo@mobl.com
MOBILITY ELECTRONICS REPORTS 22% YEAR OVER YEAR
REVENUE GROWTH FOR THIRD QUARTER OF 2005
THIRD QUARTER HIGHLIGHTS
•	Revenues reach $23.1 million

•	Net loss of ($0.00) per share; net income of $0.01 per diluted share excluding non-cash compensation charges

•	Power sales grew 40% year over year and 26% quarter over quarter

•	Low power adapter sales increase 136% over the second quarter of 2005
SCOTTSDALE, Ariz., October 27, 2005 — Mobility Electronics, Inc. (Nasdaq: MOBE), a leading provider of innovative portable power and computing solutions for the mobile electronic device user, today reported financial results for the third quarter ended September 30, 2005. Total revenue was $23.1 million in the third quarter of 2005, an increase of 22% over revenue of $19.0 million in the third quarter of 2004.
Net loss was $142,000, or ($0.00) per diluted share, in the third quarter of 2005. Excluding non-cash compensation charges, net income was $242,000, or $0.01 per diluted share, in the third quarter of 2005. This compares with the First Call consensus analyst estimate of $0.01 per share for the third quarter of 2005, which also excludes non-cash compensation charges.
“We had strong sales in the third quarter, which allowed us to exceed our top-line financial target and achieve our bottom-line target,” said Charlie Mollo, President and Chief Executive Officer of Mobility Electronics. “We had meaningful growth across almost all of our power product lines and benefited from some key customers beginning their ordering for the holiday season earlier than expected.
“The quarter was highlighted by the continued roll-out of our low-power products in many channels — such as The Carphone Warehouse in Europe where we are now in approximately 1,400 stores — and our first meaningful penetration of the wireless carrier market with shipments to Motorola of adapters and tips for the ‘in-box’ program with NTT DoCoMo’s new smartphone. These programs helped drive a 136% increase in our low-power revenues over the prior quarter. We also continued to drive growth in sales of our universal power adapters for portable computers through both the retail and OEM channels, with revenues from this product area increasing 13% over the prior quarter and 31% over the prior year. We are making good progress on our key distribution and product development initiatives, which we believe will allow us to continue driving our long-term revenue growth,” said Mr. Mollo.
Product Area Highlights
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•	Sales of power products, handheld connectivity products, and expansion and docking products represented 79%, 11%, and 7%, respectively, of overall Company sales in the quarter.

•	Unit sales of the universal power adapters for portable computers were approximately 369,000 units in the third quarter of 2005, an increase of 38% over approximately 268,000 units in the third quarter of 2004. The Company now has shipped a total of more than 2.4 million units of its power products for high-power mobile electronic (ME) devices.

•	Unit sales of the universal power adapters for low-power ME devices were approximately 1.5 million units in the third quarter of 2005, an increase of 329% over approximately 358,000 units in the second quarter of 2005. The Company now has shipped a total of more than 5.5 million units of its power products for low-power ME devices.

•	Revenue from the sale of portable computer power products was $14.8 million, an increase of approximately 29% from the third quarter of 2004.

•	Revenue from the sale of power products for low-power ME devices was $3.6 million in the third quarter of 2005, a 112% increase from the third quarter of 2004.

•	The Company continued to expand distribution of its power adapters for low-power ME devices with approximately $1.9 million of sales from this product category coming from non-RadioShack channels.

•	At the end of the third quarter of 2005, approximately 20,000 retail stores were carrying the Company’s power products for portable computers, and approximately 13,000 retail stores were carrying Mobility’s power products for low-power ME devices.
Financial Highlights
Gross margin was 32.1% in the third quarter of 2005, compared to 30.9% in the third quarter of 2004, and 31.4% in the second quarter of 2005. The improvement in gross margin over the second quarter of 2005 is primarily attributable to a higher mix of power products for low-power ME devices, which carry higher margins.
Total operating expenses in the third quarter of 2005 were $7.8 million, including $384,000 of non-cash compensation charges, or 33.9% of revenue. Total operating expenses for the third quarter of 2005 included $1.3 million in external legal expenses, which were higher than expected due to accelerated activity in the Company’s patent enforcement efforts and certain other material litigation matters.
The Company’s earnings before interest, taxes, depreciation and amortization (EBITDA) was $542,000 in the third quarter of 2005.
The Company’s balance sheet remained strong with $33.2 million in cash, cash equivalents, and short-term investments at September 30, 2005. The Company continued to have no long-term debt and had a current ratio of 3.7 at September 30, 2005.
Outlook
In the fourth quarter of 2005, the Company believes that total revenue will be between $23-24 million and that operating expenses will remain relatively consistent with the third quarter of 2005. Fourth quarter margins are expected to be lower than in the third quarter as the result of
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expected product mix. For these reasons, the Company expects earnings before non-cash compensation charges of $0.00 to ($0.01) per share in the fourth quarter.
From a long-term perspective, the Company believes there are a number of major catalysts that will drive future growth and profitability:
•	Improved economics in the power business for low-power ME devices resulting from the new terms in place with RadioShack that will take full effect at the beginning of 2006.

•	Continued growth in sales of portable computer power products with current and new partners, both domestically and internationally.

•	Continued growth in sales of power products for low-power ME devices driven by new products, strategic partnerships, and new direct and indirect distribution partners including wireless carriers, wireless distributors, and retailers.

•	Incremental revenue generated from expansion into new power areas such as rechargeable batteries/chargers, including the anticipated introduction of jointly developed power products with Energizer in 2006.
Commenting on Mobility’s outlook, Mr. Mollo said, “We expect that we will continue to make progress during the fourth quarter across our key product lines and distribution channels. We expect to add, either directly or indirectly through our partners, a number of prominent retailers and wireless distributors for our low-power products in the next few quarters, and we also expect to benefit from many programs that we are currently developing with our various distribution partners. We also believe that the improved pricing structure on sales of our low-power products to RadioShack will begin to improve our financial results in 2006.
“We continue to create a foundation that we believe will support sustainable growth: we are developing a growing pipeline of new products by aggressively investing in R&D and collaborating with innovative strategic partners; we are establishing partnerships with prominent distributors in our target markets; we are building our patent portfolio and enforcing our intellectual property rights; and we are adding new cost-effective suppliers that allow us to continue to be a low-cost producer as we grow in volume. We are confident that these key initiatives will help us to provide enhanced value to our shareholders in the years to come,” said Mr. Mollo.
Regulatory Matters
Section 408 of the Sarbanes-Oxley Act of 2002 requires that the staff of the Securities and Exchange Commission (the “Commission”) review the filings of all reporting companies not less frequently than once every three years. In accordance with that requirement, the SEC staff conducted a review of the Company’s periodic reports and has commented on certain aspects of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.
Based on these comments and discussions with the Commission on October 27, 2005, and after consultation with the Company’s independent registered public accounting firm, KPMG LLP, the Company’s management recommended, and its Audit Committee determined, on October 27, 2005, that it will restate its previously issued financial statements for the three-month periods ended March 31, 2005 and June 30, 2005, the six-month period ended June 30, 2005, and the years ended December 31, 2004 and 2003. As a result, the financial statements previously issued by the Company for these periods should no longer be relied upon.
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The Company’s determination to restate these previously issued financial statements stems from a comment from the Commission requesting support for the Company’s decision to record costs, consisting primarily of legal fees stemming from unresolved issues in connection with its 2002 acquisitions of Portsmith and iGo, as goodwill, rather than as period expense. During the year ended December 31, 2003, the year ended December 31, 2004, and the six months ended June 30, 2005, the Company recorded approximately $500,000, $1,000,000, and $400,000, respectively, of these costs as a component of goodwill. The restatement adjustments will record these costs as general and administrative expense in the appropriate periods, but such adjustments will have no effect on previously reported revenue or cash flows. The Company expects to file amended periodic reports with the Commission reflecting these restatement adjustments in connection with the filing of its Form 10-Q for the three and nine months ended September 30, 2005.
About Mobility Electronics, Inc.
Mobility Electronics, Inc., based in Scottsdale, Arizona, is a developer of universal power adapters for high-power (e.g., portable computers) and low-power (e.g., mobile phones, PDAs, digital cameras, etc.) mobile electronic devices, and is also the creator of the patented intelligent tip (“itip™”) technology. Mobility Electronics’ iGo® brand offers a full line of AC, DC and combination AC/DC power adapters for high- and low-power mobile electronic devices. All these adapters leverage the Company’s itip technology, which enables one power adapter to power/charge hundreds of brands and thousands of models of mobile electronic devices through the use of interchangeable itips.
The Company also offers hardware products for handheld devices; expansion and docking products for servers, desktop and portable computers; and other accessories for the mobile electronic device market.
Mobility Electronics’ products are available at www.igo.com as well as through leading resellers, retailers and OEM partners. For additional information call 480-596-0061, or visit www.mobilityelectronics.com.
Mobility Electronics and iGo are registered trademarks of Mobility Electronics, Inc. All other trademarks or registered trademarks are the property of their respective owners.
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. The words “believe,” “expect,” “anticipate,” and other similar statements of expectations identify forward-looking statements. Forward-looking statements in this press release include expectations regarding the Company’s enhanced financial performance as a result of its revised agreement with RadioShack and Motorola; anticipated incremental revenue from products jointly developed with third-parties; the expected introduction of newly developed products with Energizer in 2006; expectations regarding the Company’s financial performance in the fourth quarter of 2005 and accelerated growth in 2006; beliefs regarding major catalysts that are expected to drive further growth and profitability for the Company, including improved economics in the power business for low-power ME devices, continued growth in sales of power products for low-power ME devices and portable computer power products with current and new partners, both domestically and internationally; expansion into new power areas such as rechargeable batteries/chargers, portable power inverters and solar powered chargers; the introduction of newly developed products with Energizer in 2006; expectations that the Company expects to file amended periodic reports with the Commission reflecting these restatement adjustments in connection with the filing of its Form 10-Q for the three and nine months ended September 30, 2005. These forward-looking statements are based largely on management’s expectations and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Risks that could cause results to differ materially from those expressed in these forward-looking statements include, among others, the loss of, and failure to replace, any significant customers; the timing and success of product development efforts and new product introductions, including internal development projects as well as those being pursued with
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strategic partners; the inability to create broad consumer awareness and acceptance for the Company’s products; the timing and success of product developments, introductions and pricing of competitors; the timing of substantial customer orders; the availability of qualified personnel; the availability and performance of suppliers and subcontractors; the ability to expand and protect the Company’s proprietary rights and intellectual property; the successful resolution of unanticipated and pending litigation matters; market demand and industry and general economic or business conditions; the inability to timely file its Form 10-Q for the three and nine months ended September 30, 2005 and its amended period reports; and other factors to which this press release refers. Additionally, other factors that could cause actual results to differ materially from those set forth in, contemplated by, or underlying these forward-looking statements are included in our Annual Report on Form 10-K for the year ended December 31, 2004 under the heading “Risk Factors.” In light of these risks and uncertainties, the forward-looking statements contained in this press release may not prove to be accurate. We undertake no obligation to publicly update or revise any forward-looking statements, or any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. Additionally, we do not undertake any responsibility to update you on the occurrence of unanticipated events which may cause actual results to differ from those expressed or implied by these forward-looking statements.
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Mobility Electronics, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(000’s except per share data)
(unaudited)

Three months ended
September 30,
2005

Net revenue	$23,104

Gross profit	7,425

Selling, engineering and administrative expenses	7,824

Income (loss) from operations	(399)
Interest income (expense), net	263
Other income (expense), net	(6)
Provision for income tax	—

Income (loss) from continuing operations	(142)

Discontinued operations
Loss from discontinued operations of handheld software product line	—

Net loss	$(142)

Net loss per share — basic and diluted:	$(0.00)

Weighted avg common shares outstanding:
Basic	30,358
Diluted	32,670

Mobility Electronics, Inc.

Mobility Electronics, Inc. and Subsidiaries
Selected Other Data
SELECTED OTHER DATA
Reconciliation of non-GAAP Financial Measure — net loss to earnings before non-cash equity compensation:

Net loss	$(142)
Non-cash equity compensation	384

Earnings before non-cash equity compensation	$242

Diluted earnings before non-cash equity compensation per share	$0.01

Reconciliation of non-GAAP Financial Measure — net loss to earnings before interest, taxes, depreciation and amortization (EBITDA):

Net loss	$(142)
Interest (income) expense, net	(263)
Provision for income tax	—
Depreciation and amortization	563
Non-cash equity compensation	384

EBITDA	$542

This information is being provided because management believes it is a key metric to the investment community and assists in the understanding and analysis of period-to-period operating performance. Earnings before non-cash equity compensation and EBITDA should be considered in addition to, not as a substitute for, or superior to, measures of financial performance in accordance with GAAP.

Mobility Electronics, Inc.

Mobility Electronics, Inc. and Subsidiaries
Selected Condensed Financial Highlights
(000’s)

September 30,
2005
(unaudited)
Cash, cash equivalents and short-term investments	$33,198
Accounts receivable, net	19,666
Inventories	10,348
Prepaid expenses and other current assets	1,281

Total current assets	$64,493

Current liabilities	$17,460
Long-term liabilities	253

Total liabilities	$17,713

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